TIFF INVESTMENT PROGRAM, INC.
	Form N-SAR for the period ending December 31, 1995
	File Number 811-8234





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 29th day of February, 1996


TIFF INVESTMENT PROGRAM, INC.




							By: /s/ William E. Vastardis
       								William E. Vastardis
				       				Treasurer




Witness: /s/ Eric P. Nachimovsky
         	   Eric P. Nachimovsky